Exhibit 23



INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 333-13115 of Union Pacific Corporation on Form S-8 of our report dated May 17, 1999 (August 19, as to Note 10) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note
10), appearing in Exhibit 99 of Amendment No. 2 to the Annual Report on Form 10 K of Union Pacific Corporation for the fiscal year ended December 31, 1998.





DELOITTE & TOUCHE LLP

Omaha, Nebraska
October 15, 1999